Exhibit 99.1

EBIX ANNOUNCES FIRST QUARTER 2013 RESULTS

•	Quarterly Revenue of $52.6 Million, up 20% Year-Over-Year

•	Q1 Diluted EPS of $0.45, up 13% Year-Over-Year

ATLANTA, GA - May 10, 2013 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance industry, today reported results for the fiscal first quarter ended March 31, 2013.

Ebix delivered the following results for the first quarter of 2013:

Revenues: Total Q1 2013 revenue was $52.6 million, an increase of 20% on a year-over-year basis, as compared to Q1 2012 revenue of $43.8 million.

Earnings per Share: Q1 2013 diluted earnings per share rose 13% year-over-year to $0.45, as compared to $0.40 in the first quarter of 2012. For purposes of the Q1 2013 EPS calculation, there was an average of 38.8 million diluted shares outstanding during the quarter, as compared to 39.5 million diluted shares outstanding in Q1 2012.

Operating Cash: Cash generated from operations Q1 2013 was $14.3 million, up 5% year-over-year as compared to $13.7 million in Q1 2012.

Margins: Operating margins for Q1 2013 were lower at 37% as compared to 42% for Q1 2012. The operating margins in Q1 2013 were impacted by the Company incurring certain onetime legal and travel costs associated with the recently announced merger with an affiliate of Goldman Sachs, and the impact of lower initial operating margins from some of the businesses acquired in 2012, as compared to our existing operations. Furthermore, in Q1 of 2012, the Company realized a net benefit in the approximate amount of $971 thousand related to a termination fee received by the Company in connection with a failed business acquisition.

Diversified Revenue Base: Ebix continued to have highly diversified revenue streams across thousands of clients, with the largest client accounting for only 2.5% of the Company's Q1 2013 revenues.

Channel Revenues: The Exchange channel continued to be the largest channel for Ebix accounting for 79% of the Company's Q1 2013 Revenues as compared to 79% in Q1 2012.

Exhibit 99.1

(dollar amounts in thousands)	Three Months Ended March 31,
Channel	2,013	2,012	% Change
Exchanges	$41,686	$34,646	20%
Broker Systems	4,722	4,754	—%
Business Process Outsourcing (“BPO”)	4,164	3,571	17%
Carrier Systems	1,994	856	133%
Total Revenue	$52,566	$43,827	20%

Net Income: Q1 2013 net income was $17.3 million, an 11% increase on a year-over-year basis, as compared to Q1 2012 net income of $15.7 million.

Q2 2013 Diluted Share Count: As of today, the Company expects the diluted share count for Q2 2013 to be approximately 38.8 million.

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance industry, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and BPO services to custom software development for all entities involved in the insurance industry.

With 30+ offices across Brazil, Singapore, Australia, the US, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. Ebix's focus on quality has enabled it to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute's Capability Maturity Model (CMM). With a recent ISO 27001-security certification, the Company also has an ISO 9001:27001 certification for both its development and BPO units in India. For more information, visit the Company's website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.
The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-

Exhibit 99.1

looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.
Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in Part I, Item IA, “Risk Factors”, below, as well as: the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.
Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.
Readers should carefully review the disclosures and the risk factors described in this and other documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.
You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:

Steven Barlow Vice President - Investor Relations
678-281-2043 or steve.barlow@ebix.com
or
Aaron Tikkoo
678 -281-2027 or atikkoo@ebix.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2,013	2,012
Operating revenue	$52,566	$43,827
Operating expenses:

Cost of services provided	9,891	9,029
Product development	7,035	4,272
Sales and marketing	3,912	3,812
General and administrative	9,971	6,444
Amortization and depreciation	2,452	1,941
Total operating expenses	33,261	25,498

Operating income	19,305	18,329
Interest income	93	167
Interest expense	(362)	(253)
Other non-operating income	82	—
Foreign currency exchange loss	(170)	(296)
Income before income taxes	18,948	17,947
Income tax expense	(1,604)	(2,262)
Net income	$17,344	$15,685

Basic earnings per common share	$0.47	$0.43

Diluted earnings per common share	$0.45	$0.40

Basic weighted average shares outstanding	37,168	36,450

Diluted weighted average shares outstanding	38,779	39,523

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	March 31, 2013	December 31, 2012
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$43,005	$36,449
Short-term investments	778	971
Trade accounts receivable, less allowances of $1,075 and $1,157, respectively	39,533	37,298
Deferred tax asset, net	1,899	1,835
Other current assets	4,680	5,116
Total current assets	89,895	81,669

Property and equipment, net	9,676	10,082
Goodwill	326,223	326,748
Intangibles, net	50,654	52,591
Indefinite-lived intangibles	30,887	30,887
Deferred tax asset, net	18,764	11,245
Other assets	3,654	3,724
Total assets	$529,753	$516,946

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$20,151	$15,497
Accrued payroll and related benefits	4,800	5,431
Short term debt	9,625	11,344
Contingent liability for accrued earn-out acquisition consideration	2,406	3,265
Current portion of long term debt and capital lease obligations, net of discount of $0 and $13, respectively	905	915
Deferred revenue	19,584	19,888
Current deferred rent	226	237
Other current liabilities	74	113
Total current liabilities	57,771	56,690

Revolving line of credit	37,840	37,840
Long term debt and capital lease obligations, less current portion, net of discount of $78	29,117	31,592
Other liabilities	6,471	6,429
Contingent liability for accrued earn-out acquisition consideration	14,027	14,230
Put option liability	1,105	1,186
Deferred revenue	270	375
Long term deferred rent	1,465	1,449
Total liabilities	148,066	149,791

Temporary equity	5,000	5,000

Stockholders' equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at March 31, 2013 and December 31, 2012	—	—
Common stock, $0.10 par value, 60,000,000 shares authorized, 37,208,639 issued and 37,168,130 outstanding at March 31, 2013 and 37,131,777 issued and 37,091,268 outstanding at December 31, 2012	3,717	3,709

Exhibit 99.1

Additional paid-in capital	164,838	164,346
Treasury stock (40,509 shares as of March 31, 2013 and December 31, 2012)	(76)	(76)
Retained earnings	215,644	201,094
Accumulated other comprehensive loss	(7,436)	(6,918)
Total stockholders' equity	376,687	362,155
Total liabilities and stockholders' equity	$529,753	$516,946

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2,013	2,012
Cash flows from operating activities:
Net income	$17,344	$15,685
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,452	1,941
Benefit for deferred taxes	(7,538)	(1,428)
Share based compensation	511	548
Provision for doubtful accounts	—	266
Debt discount amortization on convertible debt	13	—
Unrealized foreign exchange loss	9	661
Gain on put option	(81)	—
Reduction of acquisition earnout accruals	(299)	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(2,234)	1,771
Other assets	357	(302)
Accounts payable and accrued expenses	4,719	(861)
Accrued payroll and related benefits	(643)	(1,575)
Deferred revenue	(350)	(560)
Deferred rent	44	(75)
Other current liabilities	(39)	(2,336)
Net cash provided by operating activities	14,265	13,735

Cash flows from investing activities:
Investment in USIX	(570)	—
Maturities of marketable securities (net of purchases)	208	979
Capital expenditures	(345)	(673)
Net cash provided by/(used in) investing activities	(707)	306

Cash flows from financing activities:
Principal payments of term loan obligation	(4,125)	—
Excess tax benefit from share-based compensation	—	27
Proceeds from the exercise of stock options	553	14
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	(564)	—
Dividend payments	(2,794)	(1,464)
Principal payments of debt obligations	(12)	—
Payments of capital lease obligations	(80)	(45)
Net cash provided used in financing activities	(7,022)	(1,468)
Effect of foreign exchange rates on cash	20	871
Net change in cash and cash equivalents	6,556	13,444
Cash and cash equivalents at the beginning of the period	36,449	23,696
Cash and cash equivalents at the end of the period	$43,005	$37,140
Supplemental disclosures of cash flow information:
Interest paid	$352	$312
Income taxes paid	$3,548	$3,030